UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2012
(Date of earliest event reported)

Cinedigm Digital Cinema Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Cinedigm Digital Cinema Corp. (the "Company") is filing this Current Report on Form 8-K (the “Form 8-K”) to recast the financial information in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, filed on June 14, 2011 (the “Form 10-K”), including selected financial data, solely to reflect revised financial information and disclosures primarily for the fiscal years ended March 31, 2011 and 2010, respectively, as a result of the sale and elimination of the discontinued operations as described below.

In September 2011, the Company completed the sale of its cinema advertising services business Unique Screen Media (“USM”), previously included in its Content & Entertainment segment, to a third party.  The effect of the sale of USM on continuing operations of the Content & Entertainment segment was to reduce revenues approximately $14.3 million and $13.7 million from $15.4 million to $1.1 million, and from $15.6 million to $1.9 million for the fiscal years ended March 31, 2011 and 2010, respectively, and to reduce the loss from operations approximately $2.5 million and $2.6 million from ($4.7) million to ($2.2) million, and from ($4.6) million to ($2.0) million for the fiscal years ended March 31, 2011 and 2010, respectively.

In November 2011 the Company completed the sale of the majority of assets of its digital distribution and delivery (Digital Media Services or “DMS”) business, previously included in its Services segment, to a third party.  The effect of the sale of DMS on continuing operations of the Services segment was to reduce revenues approximately $7.2 million and $4.8 million from $14.6 million to $7.4 million, and from $8.0 million to $3.2 million for the fiscal years ended March 31, 2011 and 2010, respectively, and to reduce the loss from operations approximately $3.0 million and $6.6 million from ($5.9) million to ($2.9) million, and from ($7.0) million to ($0.4) million for the fiscal years ended March 31, 2011 and 2010, respectively.

On a consolidated basis the foregoing, after giving effect to allocation of corporate overhead and other costs resulted in a reduction of revenues of approximately $21.5 million and $18.6 million from $79.9 million to $58.4 million, and from $69.0 million to $50.5 million for the fiscal years ended March 31, 2011 and 2010, respectively, and to reduce the net loss from continuing operations of approximately $4.8 million and $5.2 million from ($26.4) million to ($21.6) million, and from ($28.5) million to ($23.3) million for the fiscal years ended March 31, 2011 and 2010, respectively.

Additionally, at March 31, 2011 and 2010, $20.6 million and $25.0 million in assets were reclassified to assets held for sale, respectively, and $6.5 million and $9.5 million in liabilities were reclassified to liabilities as part of the held for sale assets, respectively.

The Company has not updated any other information in the Form 10-K for events or developments that occurred subsequent to the filing of the Form 10-K with the SEC. For developments since the filing of the Form 10-K, please refer to the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2011, filed on February 15, 2012, September 30, 2011, filed on November 14, 2011 and June 30, 2011, filed August 12, 2011 and the Company’s Current Reports on Form 8-K filed subsequent to the filing of the Form 10-K. The information in this Form 8-K, including exhibits, should be read in conjunction with the Form 10-K and subsequent SEC filings, which reflect the reclassification of USM and DMS as discontinued operations.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of EisnerAmper LLP
99.1	Item 6. Selected Financial Data
99.2	Item 8. Financial Statements and Supplementary Data

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM DIGITAL CINEMA CORP.

Dated: April 19, 2012	By:	/s/ John B. Brownson
John B. Brownson Senior Vice President Accounting & Finance

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EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of EisnerAmper LLP
99.1	Item 6. Selected Financial Data
99.2	Item 8. Financial Statements and Supplementary Data

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